EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form S-1/A Registration Statement of Rich Cigars, Inc. of our report dated March 29, 2016, relating to the financial statements of Rich Cigars, Inc. as of December 31, 2015 and the related statements of operations, shareholders' equity (deficit) and cash flows for the year ended December 31, 2015 and to all references to our firm included in this Registration Statement.

/s/Pritchett, Siler and Hardy PC

Certified Public Accountants

May 10, 2016